UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2026

Hashdex Nasdaq CME Crypto Index ETF

(Exact name of registrant as specified in its charter)

Delaware	001-42511	33-2103856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 West 44th Street, Suite 200, New York, NY 10036

(Address of principal executive offices, including zip code)

(866) 403-5272

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Beneficial Interest of Hashdex Nasdaq CME Crypto Index ETF	NCIQ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to the Sponsor Agreement

On July 23, 2026, the Trust entered into the Third Amendment to the Sponsor Agreement, by and between the Trust and the Sponsor (the “Third Amendment to the Sponsor Agreement”), to allow for staking of the Trust’s crypto assets.

The foregoing description of the Third Amendment to the Sponsor Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which has been filed as Exhibit 10.1 to this Current Report on Form 8-K.

Authorized Participant Agreement

On July 23, 2026, Marex Capital Markets Inc. (the “Authorized Participant”) entered into an Authorized Participant Agreement, which was acknowledged and agreed to by the Trust and the Sponsor (the “Marex Authorized Participant Agreement”). The Marex Authorized Participant Agreement sets forth the procedures by which the Authorized Participant may create and redeem Baskets of Common Shares. Marex Capital Markets Inc. is one of the Trust’s Authorized Participants.

The foregoing description of the Marex Authorized Participant Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which has been filed as Exhibit 10.2 to this Current Report on Form 8-K.

Master Purchase and Sale Agreement for Digital Assets

On July 22, 2026, the Sponsor, acting as agent on behalf of the Trust and not in its individual capacity, entered into a Master Purchase and Sale Agreement for Digital Assets with JSCT, LLC (the “JSCT Purchase and Sale Agreement”). The JSCT Purchase and Sale Agreement sets forth the terms under which the Trust may purchase and sell digital assets from and to JSCT, LLC on a principal-to-principal basis. JSCT, LLC is one of the Trust’s Crypto Trading Counterparties.

The foregoing description of the JSCT Purchase and Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which has been filed as Exhibit 10.3 to this Current Report on Form 8-K.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 23, 2026, the Sponsor and CSC Delaware Trust Company, the Trustee of the Trust, entered into a Sixth Amended and Restated Trust Agreement (the “Trust Agreement”). The Trust Agreement made changes to the Fifth Amended and Restated Trust Agreement to reflect the changes necessary to allow the commencement of staking activities in the Trust. A copy of the Trust Agreement is filed as Exhibit 3.1. Among other things, the Trust Agreement creates a separate class of unlisted shares designated as the Sponsor Share (the “Sponsor Share”), which is held exclusively by the Sponsor. The Sponsor Share entitles the Sponsor to an allocation of Net Staking Income (as defined therein) generated by the Trust’s staking program, as more fully described in the Trust Agreement and in the Prospectus Supplement described below. The Trust Agreement also authorizes the Trust to participate, directly or indirectly, in the proof-of-stake validation protocols of applicable Index Constituent Networks. In addition, the Trust Agreement sets forth the allocation of Staking Income (as defined therein) generated from the Trust's staking activities. Among other things, the Trust Agreement provides that, after the Staking Services Provider retains the Staking Services Provider's Portion (as defined therein) of any Staking Income, the remaining Net Staking Income will be allocated as follows: (i) 100% of Net Staking Income up to an amount equal to 25 basis points of the Trust’s net asset value attributable to the Common Shares (excluding, for the avoidance of doubt, any net asset value attributable to the Sponsor Share) (on an annualized basis) will be allocated to the Sponsor (as the holder of the Sponsor Share (as defined below)); and (ii) any Net Staking Income in excess of that threshold will be allocated 40% to the Sponsor (as the holder of the Sponsor Share) and 60% to the Trust for the benefit of Common Shareholders.

The foregoing description of the Trust Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which has been filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 8.01. Other Events.

In connection with Items 1.01 and 5.03 above, the Trust expects to commence Staking Activities promptly, subject to operational readiness. Staking activities will be conducted through Coinbase Cloud Pte. Ltd. as the Trust’s initial Staking Services Provider, pursuant to the Master Infrastructure-as-a-Service Agreement previously disclosed by the Trust. A detailed description of the Trust’s staking program, including the Sponsor Share class, the allocation of staking income, the Trust’s liquidity risk policies and procedures, and the associated risk factors, is set forth in Prospectus Supplement No. 1, dated July 23, 2026, filed pursuant to Rule 424(b)(3).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Sixth Amended and Restated Trust Agreement
10.1	Third Amendment to the Sponsor Agreement, dated as of July 23, 2026.
10.2	Authorized Participant Agreement, dated as of July 23, 2026, by and among Marex Capital Markets Inc., the Trust and the Sponsor.
10.3	Master Purchase and Sale Agreement for Digital Assets, dated as of July 22, 2026, between JSCT, LLC and the Sponsor, on behalf of the Trust.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2026	HASHDEX NASDAQ CME CRYPTO INDEX ETF

	By:	/s/ Samir Elias Hachem Kerbage
	Name:	Samir Elias Hachem Kerbage
	Title:	Director of the Sponsor (Principal Finance Officer and Principal Accounting Officer)

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